Exhibit 10.22

October 20, 2025

Dear Pranam,
This letter describes the agreement (this “Agreement”) between you and Coupang, Inc. (“Coupang” or the “Company”) concerning your separation from employment.
1.Separation. Your last day of work with the Company and your employment termination date will be November 14, 2025 (the “Separation Date”).

2.Accrued Salary and Paid Time Off. On the next regularly scheduled pay day following the Separation Date, the Company will pay you all accrued salary, and all accrued and unused paid time off earned through the Separation Date, less standard payroll deductions and withholdings.  You are entitled to these payments even if you don’t sign this Agreement.

3.Separation Pay. If you sign and do not revoke this Agreement, return it by the deadline specified below, and comply with its terms, the Company will pay you the equivalent of 4 weeks of your current base wage (base wage as of October 20, 2025), or $30,394, less standard payroll deductions and withholdings (the “Separation Pay”). Such amount will be paid in a lump sum within two (2) weeks of the Effective Date (as defined below in paragraph 5).

4.Health Insurance. Your group health insurance will cease on the last day of the month of the Separation Date. At that time, you will be eligible to continue your group health insurance benefits at your own expense, subject to the terms and conditions of the benefit plan, federal COBRA law, and, as applicable, state insurance laws. You will receive additional information regarding your right to elect continued coverage under COBRA in a separate communication.

5.Age Discrimination in Employment Act (“ADEA”) Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, as amended. You also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have up to twenty-one (21) days from the date of this Agreement to execute this Agreement (although you may choose to voluntarily

Pranam Kolari
October 20, 2025

execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date (“Effective Date”); and (f) this Agreement does not affect your ability to test the knowing and voluntary nature of this Agreement.

6.Tax Matters. The Company will withhold required federal, state, and local taxes from any and all payments contemplated by this Agreement. Other than the Company’s obligation and right to withhold, you will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to the payments contemplated by this Agreement (including, but not limited to, those imposed under Internal Revenue Code Section 409A).
7.Other Compensation or Benefits. You acknowledge that you will not receive any additional compensation, benefits, or separation pay after the Separation Date. Thus, for any employee benefits sponsored by the Company not specifically referenced in this Agreement, you will be treated as a terminated employee effective on your Separation Date. This includes but is not limited to a 401(k) plan, life insurance, accidental death and dismemberment insurance, and short and long-term disability insurance.
8.Expense Reimbursement. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses within two (2) weeks of receiving the expense report if the Company, in its sole discretion, determines that the expenses for which you seek reimbursement are legitimate, reasonable, and reimbursable.
9.Return of Company Property. By the Separation Date, you agree to return to the Company all hard copy and electronic documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information (including email), tangible property (laptop computer, cell phone, PDA, etc.), credit cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). If you discover after the Separation Date that you have retained any Company proprietary or confidential information, you agree immediately upon discovery to contact the Company and make arrangements for returning the information. Separation pay and other benefits will not be provided until all Company property is returned.

Pranam Kolari
October 20, 2025

10.Post-Employment Restrictions. You acknowledge your continuing obligations under your Coupang Nondisclosure Agreement (the “Proprietary Agreement”) which prohibits disclosure of any confidential or proprietary information of the Company and solicitation of Company employees and customers. A copy of your Proprietary Agreement is attached to this Agreement. Pursuant to the Defend Trade Secrets Act of 2016, you may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
11.Non-Disparagement. You agree not to disparage the Company, and its officers, directors, employees, or agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided, however, that statements which are made in good faith in response to any question, inquiry, or request for information required by legal process shall not violate this paragraph. Further, unless authorized in writing by you to provide more detailed information, the Company will provide only a neutral reference to prospective employers, limited to dates of employment and position held. Nothing in this section prevents you from engaging in conduct protected by Section 7 of the National Labor Relations Act, such as lawful discussions about wages, hours, or working conditions, nor does it prevent you from discussing or disclosing information about unlawful acts in the workplace.

Nothing in this Agreement (including, but not limited to, this section (Non-Disparagement) or any other agreements between you and the Company, shall operate to prevent you from discussing or disclosing information you have a right to disclose under applicable law, including your right to disclose: (a) information relating to your own compensation or terms and conditions of employment; and/or (b) information relating to conduct (or a settlement involving conduct) that you reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.
12.Release of All Claims. Except as otherwise set forth in this Agreement, you hereby release, acquit and forever discharge the Company, TriNet HR Corporation, and each of their respective affiliates, officers, agents, administrators, servants, employees, attorneys, predecessors, successors, parent(s), subsidiaries, assigns,

Pranam Kolari
October 20, 2025

and affiliates (the “Released Party” or “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, omissions, or conduct at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (i) claims and demands arising out of or in any way connected with your employment with the Company, or the termination of that employment; (ii) claims or demands related to your compensation or benefits with the Company, including but not limited to, wages, salary, bonuses, commissions, vacation pay, fringe benefits, expense reimbursements, incentive pay, severance pay, or any other form of compensation; (iii) claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, claims for discrimination, harassment, retaliation, or other claim arising under the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990, as amended; the Age Discrimination in Employment Act; the federal Family Medical Leave Act, as amended; the federal Worker Adjustment and Retraining Notification Act, as amended; the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended (except for any vested rights); Sections 1981 through 1988 of Title 42 of the United States Code; The Internal Revenue Code of 1986; The Immigration Reform and Control Act; The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; The Equal Pay Act; The Genetic Information Nondiscrimination Act of 2008; The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”); Families First Coronavirus Response Act; The Pregnant Worker’s Fairness Act (“PWFA”); The Washington Fair Credit Reporting Act, RCW 19.182; The Washington Consumer Protection Act, RCW 19.86; The Washington Law Against Discrimination, as amended, RCW 49.60; The Washington Minimum Wage Act, as amended, RCW 49.46; The Washington Wage Payment Act, as amended, RCW 49.48; The Washington wage deduction/rebate statutes, as amended, RCW 49.52; The Washington Family Leave Act, as amended, RCW 49.78; The Washington Family Care Act, as amended, RCW 49.12.265 et seq.; Washington's Domestic Violence Leave Law, RCW 49.76; Washington's Military Family Leave Law, RCW 49.77; Washington's Veteran's and Veteran's Affairs statute, RCW 73; The Washington Equal Pay and Opportunities Act, RCW 49.58; The Washington Industrial Safety and Health Act (“WISHA”), RCW 49.17; The Washington Healthy Starts Act, RCW 43.10.005; The Washington Paid Sick Leave Law, RCW 49.46.200 .210; The Washington Paid Family and Medical Leave Law, RCW 50A; Any provision of Title 49 of the Revised Code of Washington; Any provision of Title 296 of the Washington Administrative Code; The Industrial Welfare Act of Washington, RCW 49.12, as amended, to the extent permitted by law; Any proclamations, executive orders, or related orders or directives by the Governor of the State of Washington or any public health officer; the exception to the Industrial

Pranam Kolari
October 20, 2025

Insurance Act of Washington, established by RCW 51.24.020, for injury inflicted with “deliberate intention”; (iv) all tort claims, including without limitation, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (v) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, including claims arising out of an employment agreement, sales commission plan or incentive compensation plan applicable to your employment with the Company; and (vi) any claims for attorneys’ fees or costs relating to any of the foregoing (hereafter all released claims listed in this section are collectively referred to as the “Released Claims”). You expressly and knowingly acknowledge that, after execution of this Agreement, you may discover facts different from or in addition to those that you now know or believe to be true with respect to the Released Claims. Nonetheless, this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts, and you intend to fully, finally, and forever settle and release those Released Claims.
Excluded from this Agreement are any claims which by law cannot be waived in a private agreement between an employer and employee. Moreover, this Agreement does not prohibit you from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or equivalent state agency in your state or participating in an EEOC or state agency investigation. You do agree to waive your right to monetary or other recovery should any claim be pursued with the EEOC, state agency, or any other federal, state or local administrative agency on your behalf arising out of or related to your employment with and/or separation from the Company. If any claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Released Party identified in this Agreement is a party.

13.No Actions or Claims. Except as otherwise provided herein, you represent that you have not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that you will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. Except as otherwise provided herein, in the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on your behalf, you will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.

14.Employment Rights. You hereby waive any and all rights to employment or reemployment with the Company or any successor or affiliated organization (“Related Entity”). You agree that the Company and the Related Entities have no obligation, contractual or otherwise, to employ or re-employ you, now or in the future, either directly or indirectly, on a full-time, part-time, or temporary basis, including, but

Pranam Kolari
October 20, 2025

not limited to, utilizing your services as a temporary employee, worker, or contractor through any temporary service providers, vendors, or agencies.
15.Cooperation and Assistance. You agree that, if at any point you are called upon by the Company to provide assistance in any internal investigation, or administrative, regulatory, judicial or quasi-judicial proceedings with which the Company may be involved, you shall provide such reasonable assistance as the Company may reasonably request provided the Company shall reimburse you for any reasonable expenses or loss of income incurred as a consequence of complying with this obligation.

16.Acknowledgements and Representations. You agree that this Agreement is not and shall not be deemed an admission by the Company or you of a violation of any statute or law or of any wrongdoing of any kind by either you or the Company. You acknowledge and represent that you have not suffered any discrimination or harassment by any of the Released Parties on account of your race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition, or any other characteristic protected by law. You acknowledge and represent that you have not been denied any leave, benefits or rights to which you may have been entitled under the FMLA, the California Family Rights Act, the Washington Family Leave Act, the Washington Paid Family and Medical Leave Act, or any other federal or state law, and that you have not suffered any job-related wrongs or injuries for which you might still be entitled to compensation or relief. You further acknowledge and represent that, except as expressly provided in this Agreement, you have been paid all wages, bonuses, compensation, benefits and other amounts that any of the Released Parties have ever owed to you, and you understand that you will not receive any additional compensation, severance, or benefits after the Separation Date, with the exception of any vested right you may have under the terms of a written ERISA-qualified benefit plan.

17.Medical Bills, Liens, and Other Potential Rights for Reimbursement
(a)Responsibility for Satisfaction of All Liens. You represent and warrant that all bills, costs, or liens resulting from or arising out of any injuries and claims are your responsibility to pay. You agree to assume responsibility for satisfaction of any and all demands for payment, claims or liens of any kinds, that arise from or are related to payments made or services provided to you or on your behalf. You agree to assume responsibility for all expenses, costs, or fees incurred by you related to your alleged injuries and claims including without limitation, all Medicare conditional payments, subrogation claims, liens, or other rights to payment, relating to medical treatment or lost wages that have been or may be asserted by any health care provider, insurer, governmental entity, employer, or other person or entity. Further, you and your attorney (if any) will indemnify, defend and hold Released Parties harmless from any and all damages, claims, and rights to payment, including any

Pranam Kolari
October 20, 2025

attorneys’ fees, brought by any person, entity, or governmental agency to recover any of these amounts. If any governmental entity, or anyone acting on behalf of any governmental entity, seeks damages including multiple damages from Released Parties relating to payment by such governmental entity, or anyone acting on behalf of such governmental entity, relating to your alleged injuries and claims, you will defend and indemnify Released Parties and hold Released Parties harmless from any and all such damages, claims, liens, Medicare conditional payments, and rights to payment, including any attorneys’ fees sought by such entities.
(b)Good Faith Resolution. This settlement is based upon a good faith determination of you and the Company to resolve any potential claims. You and the Company have not shifted responsibility of medical treatment to Medicare in contravention of 42 U.S.C. Section 1395y(b). You and the Company have made every effort to adequately protect Medicare’s interest and incorporate such in the settlement terms.
(c)Representation that Employee is Not a Medicare Beneficiary. You and your counsel (if any) warrant that you are not a Medicare beneficiary as of the date of this Agreement.
(d)Representation that No Medicare Conditional Payments Exist. You and your counsel (if any) further represent and warrant that you are aware of no Medicare conditional payments that have been made on your behalf.
18.Miscellaneous. This Agreement, including the Proprietary Agreement, constitute the complete, final, and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors, and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors, and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. The parties expressly agree that any claim, controversy, dispute and/or litigation arising from or related in any way to this Agreement shall be governed by the laws of the State of Washington, exclusive of any choice of law rules, and shall be resolved exclusively by the federal or state courts located within King County, State of Washington. The parties waive any objections and expressly agree to submit to the personal jurisdiction of the State or Federal Courts located within King County, State of Washington. The parties hereby waive the right to raise any objection or defense they may have based upon an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING

Pranam Kolari
October 20, 2025

ARISING OUT OF THIS AGREEMENT OR IN CONNECTION WITH YOUR EMPLOYMENT WITH THE COMPANY.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. BY SIGNING BELOW, YOU HEREBY DECLARE THAT THE TERMS OF THIS AGREEMENT HAVE BEEN COMPLETELY READ, ARE FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED, AND THAT YOU HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT NOT SET FORTH HEREIN, AND THAT YOU HAVE AGREED TO THE TERMS OF THIS DOCUMENT FOR THE PURPOSE OF MAKING A FULL AND FINAL COMPROMISE, ADJUSTMENT AND SETTLEMENT OF ANY AND ALL CLAIMS, DISPUTED OR OTHERWISE, INVOLVING YOUR EMPLOYMENT AND CESSATION OF EMPLOYMENT. IT IS SPECIFICALLY AGREED THAT THIS RELEASE SHALL BE A COMPLETE BAR TO ALL CLAIMS AND SUITS FOR DAMAGES OF WHATEVER NATURE, INCLUDING BUT NOT LIMITED TO, ALL ASPECTS OF YOUR EMPLOYMENT AND CESSATION OF EMPLOYMENT.
If this Agreement is acceptable to you, please sign below and return the original to me within 21 days of the date of this Agreement.
We wish you good luck in your future endeavors.
Sincerely,
Coupang, Inc.
By: /s/ James Roe
James Roe

Acknowledgement and Acceptance
I HAVE CAREFULLY REVIEWED AND CONSIDERED THIS AGREEMENT. I FULLY UNDERSTAND AND VOLUNTARILY AGREE TO ALL OF ITS TERMS. BY SIGNING BELOW, I AGREE AND ENTER INTO THE AGREEMENT SET FORTH ABOVE.

        /s/ Pranam Kolari
Name:      Pranam Kolari

Pranam Kolari
October 20, 2025

Date: October 20, 2025